SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 27, 2006

Family Room Entertainment Corporation
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(Exact Name of Registrant as Specified in its Charter)

New Mexico                                       0-27063                                   85-0206160
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(State or Other Jurisdiction          (Commission    (IRS Employer
of Incorporation)                     File Number)                          Identification No.)

8530 Wilshire Boulevard, Suite 420 Beverly Hills, CA     90211
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (323) 659-9411

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(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Family Room Entertainment Corporation (the "Company") determined that it would restate its consolidated financial statements for the fiscal year ended June 30, 2005 (the "Restatement") included in its 2005 Annual Report on Form 10-KSB due to an accounting error. The decision to restate the consolidated financial statements for the fiscal year ended June 2005 was made by the Company's Board of Directors. Management concluded that the Company's consolidated financial statements for the fiscal year ended June 30, 2005 should no longer be relied upon due to this error.

The Restatement reflects the Company's identification of an error related to the accounting treatment of the convertible debt agreements entered into in
November 2004. This error was identified during the completion of the March 30, 2006 Form 10QSB. The Restatement information has been included in the March 2006 Form 10-QSB and the company will be filing the amended June 30, 2005 10KSB to reflect the adjustments. The September 30 and December 31, 2005 quarterly restatements will be addressed in the June 30, 2006 Form 10KSB.

The restatement items are as follows. For June 30, 2005:

The effect of the non-cash changes related to accounting separately for these derivative financial instrument liabilities and modifying the estimated volatility, on the consolidated statement of operations for the fiscal year ended June 30, 2005, was an increase in the net loss of $308,739. Basic and diluted net loss attributable to common shareholders per share for the fiscal year ended June 30, 2005 increased by $0.01. The effect on the consolidated balance sheet as of June 30, 2005 was a decrease in stockholders' equity of $943,027. In all other material respects, the financial statements are unchanged.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

The following are filed as exhibits to this report:

Exhibit No. Description
99.1 Financial Statement Information

2

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2006.

Family Room Entertainment Corporation

By:/s/ George Furla
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George Furla, President and CEO

3

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
for the years ended June 30, 2005 and 2004

FAMILY ROOM ENTERTAINMENT CORPORATION

TABLE OF CONTENTS
______________________________________________________________________________________

  Page

Report of Independent Registered Public Accounting Firm                            F-3

Consolidated Balance Sheets as of June 30, 2005 and 2004                             F-4

Consolidated Statements of Operations for the years ended June 30, 2005 and 2004                 F-5

Consolidated Statements of Stockholders’ Equity for the years ended June 30, 2005 and 2004                       F-6

Consolidated Statements of Cash Flows for the years ended June 30, 2005 and 2004                                       F-7

Notes to Consolidated Financial Statements                                    F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Family Room Entertainment Corporation:

We have audited the accompanying consolidated balance sheets of Family Room Entertainment Corporation (the “Company”) as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Family Room Entertainment Corporation as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18 to the consolidated financial statements, the Company has restated its consolidated financial statements for the year ended June 30, 2005 related to derivate financial instruments issued by the Company during the fiscal year ending June 30, 2005.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 11, 2005 (except for the effect of the matters related to the issuance of derivative financial instruments discussed in Notes 2, 8, 16 and 18, as to which the date is June 21, 2006).

F3

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and 2004

ASSETS
	2005	2004
	(As restated)

Cash and cash equivalents	$736,870	$289,849
Restricted cash	2,544,345	-
Accounts receivable, net	366,704	119,498
Film costs, net	3,378,185	794,873
Property and equipment, net	56,540	38,958
Prepaid expenses and other assets	44,936	175

Total assets	$7,127,580	$1,243,353

LIABILITIES AND STOCKHOLDERS' (DEFICIT)/EQUITY

Notes payable under film participation agreements	$4,929,719	$-
Notes payable and convertible debt, net of debt discount of $756,600 and $-0-	1,067,600	180,653
Accounts payable and accrued liabilities	198,972	142,893
Derivative financial instrument liabilities	1,158,898	-
Total liabilities	7,355,189	323,545

Commitments and contingencies

Stockholders' equity
Common stock: $0.01 par value, 200,000,000 shares
authorized, 89,537,254 and 87,037,254 shares
issued and outstanding at June 30, 2005 and
2004, respectively	895,373	870,373
Additional paid-in capital	17,609,454	17,444,454
Accumulated deficit	(18,732,436)	(17,395,019)

Total stockholders' (deficit)/equity	(227,609)	919,808

Total liabilities and stockholders' (deficit)/equity	$7,127,580	$1,243,353

The accompanying notes are an integral part of these consolidated financial statements

F4

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended June 30, 2005 and 2004

	2005	2004
	(as restated)

Film revenue	$2,330,534	$745,435

Operating cost - amortization of film costs	1,669,809	1,131,338

Gross margin	660,725	(385,904)

Selling, general and administrative expenses	1,371,740	3,115,367

Loss from operations	(711,015)	(3,501,271)

Other income and (expense)
Interest income	5,764	22
Interest expense	(514,870)	(831,118)
Change in value of derivative financial instruments	(117,296)	-
Total other income and expense, net	(626,402)	(831,096)

Net loss	$(1,337,417)	$(4,332,366)

Weighted average number of common shares
outstanding - basic and diluted	88,626,295	43,982,613

Net loss per common share - basic and diluted	$(0.02)	$(0.10)

The accompanying notes are an integral part of these consolidated financial statements

F5

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Years Ended June 30, 2005 and 2004

			Additional
	Common Stock		Paid-In	Deferred	Accumulated
	Shares	Amount	Capital	Compensation	Deficit	Total

Balance at June 30, 2003	24,187,536	$241,875	$12,707,710	$(5,437)	$(13,062,653)	$(118,505)

Common stock issued for
cash	15,450,544	154,505	890,140	-	-	1,044,645

Amortization of deferred
compensation	-	-	-	5,437	-	5,437

Value of beneficial
conversion feature and
warrants on convertible
debt	-	-	679,856	-	-	679,856

Common stock issued for
legal and consulting
services	9,443,142	94,431	878,395	-	-	972,826

Common stock issued upon
conversion of debt	23,122,698	231,228	1,175,854			1,407,082

Common stock issued for
employee compensation	14,833,334	148,334	1,112,499	-	-	1,260,833

Net loss	-	-	-	-	(4,332,366)	(4,332,366)

Balance at June 30, 2004	87,037,254	870,373	17,444,454	-	(17,395,019)	919,808

Common stock issued for
consulting services	2,500,000	25,000	165,000	-	-	190,000

Net loss, as restated	-	-	-	-	(1,337,417)	(1,337,417)

Balance at June 30, 2005	89,537,254	$895,373	$17,609,454	$-	$(18,732,436)	$(227,609)

The accompanying notes are an integral part of these consolidated financial statements

F6

FAMILY ROOM ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Years Ended June 30, 2005 and 2004

	2005	2004
	(as restated)

Cash flows from operating activities:
Net loss	$(1,337,417)	$(4,332,366)
Adjustment to reconcile net loss to net cash
used in operating activities:
Depreciation expense	27,013	24,000
Amortization of film costs	1,669,809	1,131,338
Stock-based compensation	-	2,239,096
Common stock issued for services	190,000	-
Common stock issued for accrued interest	-	31,082
Derivative valuation adjustment	117,296	-
Amortization of loan costs	285,000	772,793
Increase/decrease
Accounts receivable	(247,206)	(69,498)
Film costs	(4,253,120)	(881,876)
Other assets	(44,761)	37,976
Accounts payable and accrued liabilities	56,079	(55,288)

Net cash used by operating activities	(3,537,305)	(1,102,743)

Cash flows from investing activities:
Increase in restricted cash	(2,544,345)	-
Purchase of property and equipment	(44,595)	(18,531)

Net cash used by investing activities	(2,588,940)	(18,531)

Cash flows from financing activities:
Proceeds from notes payable	4,929,719	-
Payments on notes payable	(180,653)	(115,372)
Payments on notes payable to stockholders	-	(323,562)
Proceeds from convertible debentures	2,000,000	711,000
Payment of debt issue costs on convertible debentures	(175,800)	-
Proceeds from sale of common stock	-	1,044,645

Net cash provided by financing activities	6,573,266	1,316,711

Increase in cash and cash equivalents	447,021	195,437

Cash and cash equivalents at beginning of year	289,849	94,412

Cash and cash equivalents at end of year	$736,870	$289,849

The accompanying notes are an integral part of these consolidated financial statements

F7

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. General

Family Room Entertainment Corp. (“FMLY”) is engaged in various aspects of the motion picture entertainment industry, including development, production, and production services. FMLY develops, produces and performs production related services for the motion picture entertainment industry mainly through the following three wholly owned subsidiaries: (1) Emmett/Furla Films Productions Corporation. (“EFFP”), a California Corporation, a motion picture development, production, and production related services entity that primarily develops and provides production related services for high budget motion pictures (in excess of $20,000,000 to $50,000,000). EFFP’s subsidiary, Good Entertainment Service, Inc., was originally a production servicing company and produced one motion picture “Good Advice” in the year 2000. Currently Good Entertainment Services, Inc. is the subsidiary that signs with the film and entertainment industry guilds when the contracted resource is a member of such guild; (2) Emmett Furla Films Distribution LLC, is a Delaware Limited Liability Company set up to contract with third parties for the world wide distribution and/or exploitation of FMLY’s wholly owned and or controlled entertainment properties, and (3) EFF Independent, Inc. (“EFFI”) a California Corporation, is setup primarily to develop and provide production related services for low budget motion picture (less than $20,000,000).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FMLY and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Unclassified Consolidated Balance Sheet

In accordance with the provisions of Statement of Position 00-2 (“SOP 00-2"), FMLY presents an unclassified consolidated balance sheet because FMLY has an operating cycle of approximately three years.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from the distribution of motion pictures is recognized as earned under the criteria established by SOP 00-2. FMLY’s revenue cycle is generally one to three years, with the expectation that substantially all revenue will be recognized in the first two years of individual motion pictures. In accordance with SOP 00-2, FMLY considers revenue earned when all of the following have occurred:

•	FMLY has a valid sale or licensing agreement in place.
•	The motion picture is complete and in accordance with the agreement with the customer.
•	The motion picture has been delivered or is deliverable.
•	The license period has begun.
•	The revenue is fixed or determinable and collection is reasonably assured.

F8

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

We recognize revenue from various sources under the criteria established by SOP 00-2 as follows.

Producers Fees - Producer fees are recognized upon receipt of the fees and delivery of the related services. If upon receipt of the fees all services have not been provided, the fees are deferred and recognized as the services are performed;

Royalties - Royalty and profit participation are recognized when the amounts are known and the receipt of the royalties is reasonably assured. Accordingly, recognition generally occurs upon receipt (usually quarterly or semi-annually); and

Producer Development and Production Service Fees and Film Distribution Fees - As these services are provided, these fees are invoiced by FMLY to the third party financiers and producers and are recognized when the amount has been determined and receipt is reasonably assured.

Film Costs

Film costs include costs to 1) acquire rights or films, 2) project development (the process whereby underlying material, such as a book, manuscript or screenplay, are made ready for production into a motion picture by creating a finished screenplay which takes in to account the desires of the creative elements as well as the constraints of the budget and production schedule), 3) project packaging (the process whereby creative elements, such as directors and actors, are attracted to and agreements are made for them to perform their services in connection with the picture), and/or 4) product feature motion pictures. Production costs mainly consist of acquisition costs, salaries, equipment and overhead. Production costs in excess of the amounts reimbursable by the actual production entity are capitalized. Once production on a particular film project commences, FMLY begins to derive producer fees. FMLY’s primary source of revenue is motion picture production fees. Production costs capitalized on a particular film project are amortized in the proportion that the revenue received during a period bears to the anticipated total gross revenues for that film. Estimates of anticipated total gross revenues for all film projects are reviewed periodically and revised when necessary. Unamortized film production costs are also compared with net realizable value each reporting period on a film-by-film basis. If estimated gross revenues are not sufficient to recover the unamortized film production costs, the unamortized film production costs are written down to their estimated net realizable value.

Exploitation Costs

All exploitation costs, including marketing costs, are expensed as incurred. During the years ended June 30, 2005 and 2004, FMLY incurred general operating costs of $57,199 and $43,128 respectively.

Participation Costs

Estimates of unaccrued ultimate participation costs, if any, are used in the individual-film-forecast-computation to arrive at current period participation cost expense. Participation costs are determined using assumptions that are consistent with FMLY’s estimates of film costs, exploitation costs, and ultimate revenue. If, at any balance sheet date, the recognized participation costs liability exceeds the estimated unpaid ultimate participation costs for an individual film, the excess liability is reduced with an offsetting credit to unamortized film costs. To the extent that an excess liability exceeds un-amortized film costs for a film, it is credited to income. Participation costs are not currently a factor on any of FMLY’s film projects.

F9

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies, continued

Cash Equivalents

FMLY considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives ranging from three to five years. These assets are periodically reviewed for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impaired assets and assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

Income Taxes

FMLY uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. FMLY provides a valuation allowance to reduce deferred tax assets to their net realizable value.

Interest

Costs associated with the maintenance of debt are charged to expense or capitalized to the extent debt is used for productions.

Net Loss Per Common Share

Basic loss per common share amounts is based on the weighted average number of common shares outstanding during the respective periods. Dilutive loss per common share amounts is based on the weighted average common shares outstanding during the period and shares assumed issued upon conversion of stock options when the effect of such conversions would have been dilutive to net loss. There is no assumed conversion of stock options for 2005 or 2004 because the effect would be anti-dilutive.

Stock-Based Compensation

Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, rather than applying the fair value method prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation ”. FMLY applies the disclosure only provisions of SFAS No. 123.

F10

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies, continued

Comprehensive Income

In June 1997, the FASB issued SFAS 130, “Reporting Comprehensive Income” (“SFAS 130") which establishes standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that, under generally accepted accounting principles, are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. For the years ended June 30, 2005 and 2004, FMLY’s financial statements include none of the additional elements that affect comprehensive income. Accordingly, net income and comprehensive income are identical.

Fair Value of Financial Instruments

FMLY includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

Concentration of Credit Risk

Cash, accounts receivable and notes receivable are the primary financial instruments that subject FMLY to concentrations of credit risk. FMLY maintains its cash in banks selected based upon management’s assessment of the bank’s financial stability. Balances often exceed the $100,000 federal depository insurance limit; however, FMLY has experienced no losses on deposits.

Accounts receivable arise primarily from transactions with customers in California. FMLY performs credit reviews of its customers and provides a reserve for accounts where collection is uncertain. Collateral is not required for credit granted. Accounts receivable at June 30, 2005 and 2004 arose from transactions with two customers (see footnote 14).

 Convertible Debt Financing and Derivative Liabilities

FMLY reviews the terms of convertible debt and equity instruments issued to determine whether there are embedded derivative instruments, including embedded conversion options, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), the convertible debt holder’s conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the convertible notes are not clearly and closely related to the characteristics of the notes. Accordingly, the features qualify as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they are required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instrument liabilities.

F11

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities." FIN No. 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. The implementation of FIN No. 46 did not have any impact on FMLY’s results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on FMLY’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer’s equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have any effect on FMLY’s financial condition or results of operations.

In March 2004, the Financial Accounting Standards Board (“FASB”) approved the consensus reached on the Emerging Issues Task Force Issue (“EITF”) No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” EITF 03-01 provides guidance on determining when an investment is considered impaired, whether that impairment is other-than-temporary and the measurement of an impairment loss. EITF 03-01 also provides new disclosure requirements for other-than-temporary impairments on debt and equity investments. In September 2004, the FASB delayed until further notice the effective date of the measurement and recognition guidance contained in EITF 03-01, however the disclosure requirements of EITF 03-01 are currently effective. Our adoption of EITF 03-01 is not expected to have a material impact on FMLY’s financial position or results of operations.

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FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued

In December 2004, the FASB issued FAS No. 123R, “Share-Based Payment.” The statement replaces FAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The adoption of the statement will result in the expensing of the fair value of stock options granted to employees in the basic financial statements. The statement is effective for the years commencing after January 1, 2006. The statement applies to new equity awards and to equity awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the effective date shall be recognized as the requisite service is rendered on or after the effective date. The compensation cost for that portion of awards is based on the grant-date fair value of those awards as calculated from the pro forma disclosures under Statement No. 123. Changes to the grant-date fair value of equity awards granted before the effective date of this statement are precluded. The compensation cost for those earlier awards shall be attributed to periods beginning on or after the effective date of this statement using the attribution method that was used under Statement No. 123, except that the method of recognizing forfeitures only as they occur shall not be continued.

Any unearned or deferred compensation (contra-equity accounts) related to those earlier awards shall be eliminated against the appropriate equity accounts. Additionally, common stock purchased pursuant to stock options granted under our employee stock purchase plan is expensed based upon the fair market value of the stock option. The statement also allows for a modified version of retrospective application to periods before the effective date. Modified retrospective application may be applied either (a) to all prior years for which Statement No. 123 was effective or (b) only to prior interim periods in the year of initial adoption. An entity that chooses to apply the modified retrospective method to all prior years for which Statement No. 123 was effective shall adjust financial statements for prior periods to give effect to the fair-value-based method of accounting for awards granted, modified, or settled in cash in fiscal years beginning after December 15, 1994, on a basis consistent with the pro forma disclosures required for those periods by Statement No. 123. Accordingly, compensation cost and the related tax effects will be recognized in those financial statements as though they had been accounted for under Statement No. 123. Changes to amounts as originally measured on a pro forma basis are precluded.

In November 2004 the FASB issued SFAS No. 151, “Inventory Costs”. The new Statement amends ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have any impact on FMLY’s financial condition or results of operations.

F13

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued

In December 2004, the FASB issued FAS No. 153, “Exchange of Nonmonetary Assets”, which is an amendment to APB Opinion No. 29. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS No. 153 is not expected to have a material impact on FMLY’s financial position or results of operations.

3. Restricted Cash

As discussed in Note 7, during the year ended June 30, 2005, FMLY received loans from investors that were limited to investment in specific film projects. Restricted cash represents the portion of those funds not used in those projects at June 30, 2005.

4.	Accounts Receivable

Accounts receivable at June 30, 2005 and 2004 consisted of the following:

	2005	2004

Accrued receivables - producer fees	$325,000	$106,998
Accrued royalties	41,704	12,500

Total	$366,704	$119,498

At June 30, 2005 and 2004, one customer accounted for $325,000 and $106,998 of accounts receivable.

5.	Film Costs and Revenue

FMLY is involved in the creative development of motion pictures and filmed entertainment primarily for theatrical release. However, the companies that acquire the rights to projects in the production or development and pre-production phase ultimately determine their method of release.

Film costs and related amounts capitalized at June 30, 2005 and 2004, and related activity during the years then ended were as follows:

F14

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Film Costs and Revenue, continued

			Development
		In	and Pre-
	Released	Production	Production	Total

Net film cost balance at June 30, 2003	$772,163	$174,083	$98,090	$1,044,336

Production costs incurred during 2004	27,990	182,220	671,666	881,876

Transfers of film costs between
categories in 2004	(76,312)	-	76,312	-

Total film costs incurred and paid by
FMLY during 2004	(48,322)	182,220	747,978	881,876

Net film cost balance before 2004
amortization and write offs	723,841	356,303	846,068	1,926,212

Less film cost amortization and
write-offs during 2004	513,342	198,774	419,222	1,131,338

Net film cost balance at June 30, 2004	210,499	157,529	426,846	794,874

Production costs incurred during 2005	77,607	3,180,156	895,357	4,253,120

Transfers of film costs between
categories in 2005	-	271,460	(271,460)	-

Total film costs incurred and paid by
FMLY during 2005	77,607	3,551,616	623,897	4,253,120

Net film cost balance before 2005
amortization and write offs	288,106	3,709,146	1,050,742	5,047,994

Less film cost amortization and
write-offs during 2005	228,106	1,045,439	396,264	1,669,809

Net film cost balance at June 30, 2005	$60,000	$2,663,707	$654,478	$3,378,185

F15

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
____________________________________________________________________________________

5. Film Costs and Revenue, continued

Following is an analysis of film cost amortization and write-downs, by project and project type, for the years ended June 30, 2005 and 2004:

	2005	2004

Released Projects - Amortization
Amityville Horror After 25 Years	$311,827	$116,397 -
After Sex	40,413	-
Good Advice	98,926	228,258
Held for Ransom	41,020	106,896
Speedway Junkie	9,641	115,971
Submerged	291,741	-

Projects in Development, In-Production, or Pre-Production
16 Blocks	270,981	-
Control	-	121,390
Edison	-	177,002
Lonely Hearts	62,941
Mercenary	117,271	-
Today We Die	188,634	-
Windfall	-	49,807
Total of other individual projects with
costs less than $40,000	236,414	215,617

Total all projects	$1,669,809	$1,131,338

Following is an analysis of the events and circumstances that lead to the amortization, write-down or write-off of individually significant projects (projects with capitalized costs of at least $40,000) in 2005 and 2004:

“Amityville Horror After 25 Years” - In early 2004 FMLY developed this film project; however, management decided not to go forward with it and wrote-off the entire project during the development stage. Subsequent to the write-off, opportunities arose for additional development and sale of the project. Accordingly, FMLY completed the development of the project and the project was sold in 2005.

“Good Advice” - In both 2005 and 2004, FMLY made downward revisions to its estimate of future revenues to be derived from this film and wrote the carrying value of the project down to reflect those revised estimates. During the years ended June 30, 2005 and 2004, FMLY recognized write downs of $102,810 and $228,258, respectively.

“Held for Ransom” - In 2005, management made downward revisions to its estimate of future revenues to be derived from this films and wrote the carrying value of the projects down to reflect those revised estimates. Accordingly, at June 30, 2005 a write-down of $35,435 was taken with regard to this project.

F16

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Film Costs and Revenue, continued

“Speedway Junkie” - FMLY wrote this project off in 2004 when management determined that no additional revenues were likely from this project.

“Submerged” - went into production in fiscal 2005 and FMLY received a producer fee (see above) and amortized its costs for year-end June 30, 2005.

“Today We Die” - into production in fiscal 2005 and FMLY received a producer fee (see above) and amortized its costs for year-end June 30, 2005.

“16 Blocks” - into production in fiscal 2005 and FMLY received a producer fee (see above) and amortized its costs for year-end June 30, 2005.

“Mercenary” - into production in fiscal 2005 and FMLY received a producer fee (see above) and amortized its costs for year-end June 30, 2005.

“Control” and “Edison” - In 2004 FMLY derived producer’s fees from these projects and all costs associated with the projects were amortized. These projects were in development/post production stage at the time they were taken over by producer or third party financier. No Costs related to these projects are reflected in FMLY’s financial statements at June 30, 2004.

“Windfall” - In 2005, management made downward revisions to its estimate of future revenues to be derived from this films and wrote the carrying value of the projects down to reflect those revised estimates. Accordingly, at June 30, 2005 a write-down of $49,807 was taken with regard to this project.

Included in items less than $40,000 above for 2005 were write-offs of “Guest List Only” of $25,476 and ”Pop Princess” of $13,974. Additionally, “After Sex” was written down by $35,635 due to downward revisions to FMLY’s estimate of future revenues to be derived.

Substantially all other write-offs and write-downs of projects less than $40,000 during the years ended June 30, 2005 and 2004 were the result of management’s decisions to abandon the projects. Management’s decisions were based on their analysis of the anticipated economic benefit from each project. Management believes that on the average, projects currently in release will be amortized within three years.

Following is the percentage make-up of net film costs at June 30, 2005 and 2004:

F17

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Film Costs and Revenue, continued

	2005	2004

The Tenants	37%	-%
Borderland	22	-
White Air	7	-
Wickerman	7	-
Submerged	-	23
Shottas	-	19
Good Advice	-	13
After Sex	-	7
Held for Ransom	-	7
88 Minutes	5	5
Total of other individual projects less than 5%	22	26

Total	100%	100%

Following is an analysis of revenues, by project, for the years ended June 30, 2005 and 2004:

	2005	2004
Producer Fees
16 Blocks	$625,000	$-
Amityville Horror After 25 Years	500,000	-
Submerged	300,000	-
Mercenary Seagal Project	300,000	-
Today We Die	200,000	-
Lonely Hearts	100,000	-
The Tenants	12,000	-
Control	-	117,500
Edison	-	250,000
Out for a Kill	-	-
Belly of the Beast	-	-
Wonderland	-	-

Total producer fees / film revenue	2,037,000	367,500

Royalties and Other Revenue
Royalties	28,034	11,945
Distribution revenue	24,500	136,979
Film production service fees and consulting	241,000	229,011

	293,534	377,935

Total revenue	$2,330,534	$745,435

F18

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	Property and Equipment

Property and equipment at June 30, 2005 and 2004 consisted of the following:

	Life	2005	2004

Office furniture and equipment	7 years	$45,793	$11,223
Computer equipment	5 years	55,413	51,743
Software	3 years	79,409	74,054

Total		180,615	137,020

Less accumulated depreciation and amortization		124,075	98,062

		$56,540	$38,958

During the years ended June 30, 2005 and 2004, depreciation and amortization expense was $27,013 and $24,000, respectively.

7.	Notes Payable Under Film Participation Agreements

To finance funding of film projects, FMLY has obtained advances from outside investors that want to participate in specific projects. During the year ended June 30, 2005, we received an aggregate of $4,929,719 from Tau Entertainment (Elisa Salinas) and Scorched Earth Entertainment for investment in specific projects as follows:

	Investor Loans
		Scorched
	Tau	Earth
Specified Use	Entertainment	Entertainment

General Fund (a)	$950,000	$-
The Tenant	1,300,000	-
Borderland	1,799,719	500,000
Wickerman	250,000	-
Room Service	130,000	-

	$4,429,719	$500,000

(a) In 2005 FMLY returned/sent the $950,000 general fund monies to Tau Entertainment. The funds of $500,000 and $450,000 were wired on July 5, 2005.

Under the terms of the agreement for “The Tenants”, the investor is to recoup the investment within four months following the delivery of the picture to the worldwide distributor (which is estimated to be June 14th, 2006) at 4% interest plus 50% of the net profits actually received by FMLY in connection with the picture.

F19

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Notes Payable Under Film Participation Agreements, continued

For the “Borderland” film project, in proportion to their actual investment in the negative costs of the picture, investors will receive: (a) a 7% one time finance fee from the proceeds of the picture and (b) 8% annual interest on their respective investments. Investors will also be permitted to designate certain pre-negotiated credits in connection with the picture as well as participate in the Net Profits (net profits is generally defined as monies remaining after all negative costs, distribution fees and costs in connection have been recouped, paid and/or reserved against). The investors’ participation in the Net Profits of the picture shall be on a proportional basis to their investment.

In addition, Tau Entertainment (Elisa Salinas) invested funds in two additional projects, the first (1) being “Wickerman”, whereby Tau invested $250,000 in the development of the picture and will be re-paid out of the net proceeds of the picture, the payment of which is guaranteed by the distributor/financier (NuImage) of the picture, and the second (2) being “Room Service” whereby they invested $130,000 in the development of the picture for which they will be re-paid if and when the picture is fully financed (by a third party) and produced, if ever.

Freedom Films invested $2,000,000 in May 2005 directly into Borderland USA to be used for the production of the film project “Borderland”. The investor is to receive: (a) a 7% one-time finance fee and (b) 8% annual interest on its investment in the picture. The investor will also be permitted to designate certain pre-negotiated credits in connection with the picture as well as participate in the Net Profits (net profits is generally defined as monies remaining after all negative costs, distribution fees and costs in connection have been recouped, paid and/or reserved against). The investor’s participation in the Net Profits of the picture shall be on a proportional basis to its investment.

On June 27, 2005 we received $500,000 from Scorched Earth Entertainment to invest in the “Borderland” film project. The investor is to receive: (a) a 7% one-time finance fee and (b) 8% annual interest on their investment. Investor will also be permitted to designate certain pre-negotiated credits in connection with the picture as well as participate in the Net Profits (net profits is generally defined as monies remaining after all negative costs, distribution fees and costs in connection have been recouped, paid and/or reserved against). The investor’s participation in the net profits of the picture shall be on a proportional basis to its investment.

The $950,000 shown above as general funds was repaid subsequent to year end.

F20

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Notes Payable and Convertible Debt

Notes payable and convertible debt at June 30, 2005 and 2004 consisted of the following:

	2005	2004

Note payable to a bank under a $322,936 revolving line of credit converted to a term loan bearing interest at the banks prime rate (4.00%
at June 30, 2005) plus 1.5% per year and due in monthly installments of $5,382, plus interest through January 15, 2008. This note was collateralized by the guarantees of two major stockholders of FMLY,
Including FMLY's Chief Executive Officer, and was fully repaid in 2005	$-	$180,653

Notes payable under convertible debt agreements	1,824,200	-

Total contractual amounts of notes payable and convertible debt	1,824,200	180,653

Less un-amortized debt issue costs	756,600	-

Notes payable and long-term debt	$1,067,600	$180,653

During the years ended June 30, 2005 and 2004, the Company raised $2,000,000 and $711,000 and respectively under convertible debt agreements that include beneficial conversion features and, in certain instances, stock purchase warrants for additional shares of the Company’s common stock. The convertible debt originated in 2005 bears interest at the greater of a published prime interest rate (5.5% at March 31, 2005) plus 4.0% or 10% and is due in November 2006. The interest on the debt is due monthly beginning 90 days after initial funding. FMLY has the option of prepaying the outstanding principal amount ("Optional Redemption"), in whole or in part, by paying to the debt holder a sum of money equal to one hundred twenty percent (120%) of the principal amount to be redeemed, together with accrued but unpaid interest thereon. In addition, the debt holder has the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of the notes, together with interest and fees due hereon, into shares of FMLY common stock at $0.15 or 80% of the market closing price of the stock on the conversion date . The notes also provide for an additional increase of 2% per month following the occurrence and during the continuance of an even of default, as defined in the note agreement, as well as a provision for liquidated damages upon the occurrence of several other events as per the note agreement. These items related to the convertible notes are collectively defined as the “debt features”. The notes issued in 2005 are outstanding as of June 30, 2005 and all notes issued in March 2004 were converted during the year ended June 30, 2004. The March 2004 notes were convertible at a fixed rate of $0.07 per share.

The proceeds from the financing transactions were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, the remaining value, if any, is allocated to the convertible notes on the financial statements.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"("SFAS 133"), the debt features contained in the terms governing the notes are not clearly and closely related to the characteristics of the notes. Accordingly, the debt features qualify as embedded derivative instruments at issuance and, because they did not qualify for any scope exception within SFAS 133, they were required to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

F21

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Notes Payable and Convertible Debt, continued

At the date of issuance, the debt features had an estimated initial fair value of $674,158, which was recorded as a discount to the convertible notes and a derivative liability on our consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other income/(expense). The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with a closing price of $0.08, a conversion price as defined in the respective note agreement and a period of two years. Concerning the debt features, the model uses several assumptions including: historical stock price volatility, risk-free interest rate (3.50%), remaining term to maturity, and the closing price of the company's common stock to determine the estimated fair value of the derivative liability. In valuing the debt features at June 30, 2005, FMLY used the closing price of $0.05, the conversion price as defined in the note agreement and the remaining term to maturity coinciding with each contract. For the year ended June 30, 2005, due in part to a decrease in the market value of the Company's common stock to $0.05 from $0.08, the Company recorded an other expense on the consolidated statement of operations for the change in fair value of the debt features of approximately $403,960. At June 30, 2005, the estimated fair value of the debt features was approximately $1,078,118.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock.

Certain of the convertible notes issued in 2005 included warrants for purchase of the Company’s common stock at $0.12 per share. The initial value of the 6,666,667 Class A warrants and 16,666,667 Class B warrants (collectively, the “warrants”) issued to originate the November 2004 funding was estimated to be $367,444, respectively. This amount has been classified as a derivative financial instrument and recorded as a liability on our consolidated balance sheet in accordance with SFAS 133. The estimated fair value of the warrants at the date of issuance was determined using the Black-Scholes option-pricing model with a closing price of $0.08, the respective exercise price of the warrants, a 5.0 year term, and a 39% volatility factor (utilizing a rolling 120 day period) relative to the date of issuance. The model uses several assumptions including: historical stock price volatility, risk-free interest rate (3.50%), remaining term to maturity, and the closing price of the company's common stock to determine the estimated fair value of the derivative liability. In valuing the warrants at June 30, 2005, FMLY used the closing price of $0.05, the respective exercise price of the warrants, the remaining term to maturity, as well as volatility factor of 36%. In accordance with the provisions of SFAS 133, FMLY is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of other income/ (expense) on its statement of operations. The warrant derivative liability at June 30, 2005, decreased to a fair value of $80,780, due in part to a decrease in the market value of the company's common stock to $0.05 from $0.08 at the date of issuance, which resulted in an other income item of $286,664.

The recorded value of the warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

During the years ended June 30, 2005 and 2004, FMLY paid cash interest expense of $6,447 and $25,325, respectively. All notes payable and long-term debt at June 30, 2005, mature in 2007 if not previously converted.

F22

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Notes Payable and Convertible Debt, continued

FMLY periodically raises capital to participate in film projects that management feels will provide good current returns to FMLY and the potential for participation in future profits. In its capital raising activities FMLY is sometimes dependent on certain members of management and stockholders to provide or locate sources of capital. Accordingly, included in total interest charges for the year ended June 30, 2004 is $12,942 of interest expense paid or payable to a major stockholder/officer of FMLY. Also included in interest expense during the years ended June 30, 2005 and 2004 is $285,002 and $772,793, respectively, of interest expense related to the amortization of loan origination costs and discounts on convertible debt. The debt discount is being accreted using the effective interest method over the term of the note. The accretion of debt discount amount is adjusted in direct proportion to the conversions of debt to stock during the reporting period.

9. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at June 30, 2005 and 2004 consisted of the following:

	2005	2004

Accounts payable	$89,097	$61,493
Accrued film costs	-	81,400
Accrued Interest Payable	109,975	-

	$199,072	$142,893

10.	Income Taxes

FMLY has incurred significant operating losses since its inception and, therefore, has not generally been subject to federal income taxes. As of June 30, 2005, FMLY had net operating loss (“NOL”) carry forwards for income tax purposes of approximately $8,359,000, which expire in 2005 through 2025. Under the provisions of Section 382 of the Internal Revenue Code the greater than 50% ownership changes that occurred in FMLY in connection with the Sales Transaction, subsequent Asset Purchase and private placement of FMLY’s common stock severely limited FMLY’s ability to utilize its NOL carry forward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, FMLY will be unable to use only approximately $4,116,000 of its NOL for federal income tax purposes should FMLY generate sufficient taxable income.

The composition of deferred tax assets and the related tax effects at June 30, 2005 and 2004 are as follows:

F23

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Income Taxes, continued

	2005	2004

Deferred tax assets:
Net operating losses	$3,305,763	$3,014,919
Accounts receivable - allowance for doubtful accounts	-	28,050
Valuation allowance	(3,302,763)	(3,035,274)

Total deferred tax assets	3,000	7,695

Deferred tax liabilities:
Basis of property and equipment	3,000	7,695

Net deferred tax asset	$-	$-

The difference between the income tax benefit (provision) in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended June 30, 2005 and 2004 is as follows:

	2005		2004
	Amount	Percent	Amount	Percent

Benefit for income tax at federal
statutory rate	$454,722	34%	$1,473,004	34%
Non-deductible stock-based
Compensation	-	0%	(761,293)	-18%
Non-deductible expenses related to convertible debt and derivative financial instruments	(153,684)	-12%	(262,750)	-6%
Other, including non-deductible
business meals and entertainment	(7,704)	- %	(1,208)	- %
Change in valuation allowance	(293,334)	-22%	(447,753)	-10%

	$-	-	$-	-

FMLY made no cash payments for income taxes during the years ended June 30, 2005 or 2004.

11. Lease Agreement

FMLY operates in leased facilities under a three-year lease agreement with a current base rental rate of approximately $6,500 per month. The lease agreement provides for two, one-year extension options and requires the payment of certain common area expenses. Total rent expense under operating leases for the years ended June 30, 2005 and 2004 was $89,625 and $84,148, respectively.

Future annual minimum lease payments under operating leases with remaining lease terms of greater than one year are summarized as follows:

F24

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Lease Agreement, continued

Year Ending
June 30,	Amount

2006	$74,074
2007	44,077

$118,151

12.	Stockholders’ Equity

Common Stock

During the years ended June 30, 2005 and 2004, FMLY issued or approved for issue 2,500,000 and 24,276,476 shares of common stock, respectively, for consulting services related to film projects, legal services and compensation of key employees. FMLY recognized compensation expense of $2,239,096, respectively, in connection with these issuances in 2004. In 2005 FMLY recognized 190,000 of film costs associated with these issuances.

Stock Options

FMLY periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of FMLY’s business and to enhance the ability to attract and retain the services of qualified persons. The issuance of stock options is approved by the Board of Directors.

FMLY has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, “Accounting for Stock-Based Compensation”, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of FMLY’s employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. However, when the exercise price is less than the underlying stock on the date of grant, compensation is recognized to the extent of the difference.

Proforma information regarding net income and earnings per share is required by Statement 123, and is determined as if FMLY accounted for its employee stock options under the fair value method of that Statement. The fair value for these options is estimated at the date of grant using a Black-Scholes option-pricing model.

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because FMLY’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

F25

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Stockholders’ Equity, continued

Stock Options, continued

FMLY granted no options during the years ended June 30, 2005 or 2004, and, accordingly, no pricing assumptions or pro-forma financial information is presented.

A summary of FMLY’s stock option activity and related information for the years ended June 30, 2005 and 2004 follows:

	Number of	Weighted
	Shares	Average
	Under	Exercise
Description	Options	Price

Outstanding at June 30, 2003	2,085,000	$0.25

Granted	-	-
Exercised	-	-
Forfeited	(460,000)	0.25

Outstanding at June 30, 2004	1,625,000	0.25

Granted	-	-
Exercised	-	-
Forfeited	(1,480,000)	0.25

Outstanding at June 30, 2005	145,000	0.25

All options outstanding at June 30, 2005 and 2004 are exercisable. A summary of outstanding stock options at June 30, 2005 follows:

		Remaining
		Contractual
	Expiration	Life	Exercise
Number of Shares	Date	(Years)	Price

45,000	December 2006	1.5	$0.25
100,000	June 2007	1.9	$0.25

145,000

Stock Compensation Plan

During 2004, FMLY adopted, and subsequently amended, the Family Room Entertainment Corporation 2004 Consulting and Legal Services Plan (the” Plan”). Under the Plan, as amended, FMLY is authorized to issue up to 46,500,000 shares of common stock to compensate key consultants and legal services providers to FMLY. A total of 21,333,334 shares reserved for issuance under the Plan have been issued at June 30, 2004 and an additional 25,166,666 remain available for future issuances.

F26

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	Stockholders’ Equity, continued

Stock Warrants

During the year ended June 30, 2004, FMLY issued warrants in connection with the funding of convertible debt. The value associated with the issuance of these warrants was treated as loan origination costs. The warrants issued during the year ended June 30, 2005 in connection the funding of convertible debt were treated as derivative financial instrument liabilities. See Note 8 for further discussion.

The following is a summary of FMLY’s stock warrant activity and related information for the years ended June 30, 2005, 2005 and 2004:

Number of
Shares
Under
Description	Warrants

Outstanding at June 30, 2003	2,500,000

Granted	8,571,428

Outstanding at June 30, 2004	11,071,428

Granted	23,333,334

Outstanding at June 30, 2005	34,404,762

All warrants outstanding at June 30, 2005 are currently exercisable. A summary of outstanding stock warrants at June 30, 2005, follows:

		Remaining
		Contractual
	Expiration	Life	Exercise
Number of Shares	Date	(Years)	Price

250,000	September 2006	1.3	110% of market
1,500,000	January 2008	2.5	$3.00
750,000	January 2008	2.5	65% of market
5,000,000	January 2008	2.5	$0.50
3,571,428	January 2008	2.5	$0.13
23,333,334	November 2009	4.4	$0.12

34,404,756

F27

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Claims and Contingencies

At June 30, 2003, FMLY was a party to dispute over $50,000 of directors fees that the director of the movie, “Good Advice” claims he is owed. The requested arbitration with the Directors Guild of America and the claim was settled in 2003 for approximately $10,000.

On June 9, 2005, arising out of the production of the motion picture known as “Mercenary”, a complaint was filed against EFF Independent, Inc. and Nu Image, Inc. and seeks $835,000 in contract damages for money which Nu Image, Inc. allegedly refused to pay to Steven Seagal in connection with the motion picture. The complaint also contains allegations of fraud against EFF Independent, Inc., Nu Image, Inc. and other co-defendants unrelated to the Company. The Company intends to vigorously defend the lawsuit and has filed a demurrer to the complaint seeking to dismiss all of the claims against it. In addition, it is the position of the Company that the Company has no liability for what is owed and that Nu Image, Inc., is required to indemnify the Company for all attorney fees and damages, if any, assessed in this lawsuit. The Company will seek to enforce its indemnification rights against Nu Image, Inc. The Company believes that it is unlikely that Steven Seagal and Steamroller Productions, Inc will prevail in this litigation.

14. Major Customers and Concentrations

FMLY’s revenues were derived from a limited number of customers in the motion picture industry in both 2005 and 2004. Following is an analysis of major customers for the years ended June 30, 2004 and 2003:

	2005	2004

Number of customers accounting for more than 10%	1	2
of revenue

Percentage of total revenue derived from largest customer	87%	77%

Percentage of total revenue derived from second largest
Customer	1%	10%

15. Related Party Transactions

During the years ended June 30, 2005 and 2004, FMLY engaged in various related transactions. In 2003, FMLY received loans from its chief executive officer totaling $323,562. These loans were repaid in 2004. FMLY recognized interest expense related to these loans of $12,942 and $26,228 during the year ended June 30, 2004.

On a majority of the projects FMLY undertakes, FMLY’s chief executive officer and chief operating officer have contractual arrangements with FMLY that provide for their compensation based 20% - George Furla and 33% - Randall Emmett) of the net producers fees earned by the Company. Net producers’ fees are gross fees, less approved direct costs incurred by the Company to provide the underlying services. During the years ended June 30, 2005 and 2004, these executive officers received compensation totaling $973,367 and $322,150, respectively, under these contractual arrangements. This compensation is reflected in the cost of

F28

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. Related Party Transactions, continued

the related film project and is ultimately recognized as operating cost-amortization of film costs in the statement of operations.

16. Non-Cash Investing and Financing Activities

During the years ended June 30, 2005 and 2004, FMLY engaged in the following non-cash investing and financing activities:

	2005	2004

Common stock issued to convert debt to equity	$-	$1,407,082

Embedded derivative financial instruments
issued as part of convertible debt issuance	1,041,602

Beneficial conversion value offset against
convertible debt and treated as an increase
to additional paid-in capital	-	471,314

Warrants issued to originate convertible debt
and treated as an increase to additional paid-in
capital and an offset against convertible debt	-	208,542

17.  Subsequent Events

Stock Issuances

In August 2005 FMLY issued 250,000 shares of common stock, valued at $11,750 ($0.047 per share) to Rosie Charbonneau for consulting services.

In September 2005, FMLY issued 9,152,501 shares of common stock in payment of $234,061 of convertible debt and accrued interest on convertible debt. The shares were valued at $0.0245 to $0.0257 per share.

New Subsidiaries

In June 2005, two new entities were created EFF Features LLC (EFFFL) and EFF Partners LLC (EFFPL) to invest in development and/or production of film projects from time to time. Family Room Entertainment Corporation (FMLY) is the Managing Member of both entities and will receive a 2% annual management fee. At June 30, 2005 both new entities were inactive.

In July 2005 EFFPL admitted a member whom contributed $300,000. EFFPL will share in the net profits of film projects invested therein on a 50/50 basis with FMLY. The first projects that EFFPL has invested in are 1) $75,000 into the Rin Tin Tin film project and 2) $190,000 into the White Air film project, which is currently in production.

F29

FAMILY ROOM ENTERTAINMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Restatement

FMLY has restated its June 30, 2005 financial statements from amounts previously reported. The Company has determined that certain financial instruments issued by the Company contain features that require the Company to account for these features as derivative financial instruments. Accordingly, warrants issued to certain investors and the conversion features of our convertible debt, have been accounted for as derivative instruments. Note 8 was revised to disclose the derivative financial instrument liabilities and provide information on subsequent changes.

FMLY is required to record the fair value of the conversion features of the convertible debt and the warrants on the balance sheet at fair value with changes in the values of these derivatives reflected in the consolidated statements of operations as “Change in value of derivative financial instruments.” The effect of the non-cash changes related to accounting separately for these derivative instrument liabilities and modifying the estimated volatility, on the consolidated statement of operations for the fiscal year ended June 30, 2005, was an increase in the net loss of $308,739. Basic and diluted net loss attributable to common shareholders per share for the fiscal year ended June 30, 2005 increased by $0.01. The effect on the consolidated balance sheet as of June 30, 2005 was a decrease in stockholders' equity of $943,027. In all other material respects, the financial statements are unchanged. Following is a summary of the restatement adjustments:

Balance Sheet
	As Previously
	Reported	Adjustment	As Restated
ASSETS

Cash and cash equivalents	$736,870	$-	$736,870
Restricted cash	2,544,435	-	2,544,435
Accounts receivable, net	366,704	-	366,704
Film costs, net	3,378,135	-	3,378,135
Property and equipment, net	56,540	-	56,540
Prepaid expenses and other assets	44,936	-	44,936

Total assets	$7,127,580	$-	$7,127,580

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Convertible debt, net of debt discount	$1,283,671	$(215,871)	$1,067,800
Notes payable under film participation agreements	4,929,719	-	4,929,719
Accounts payable and accrued liabilities	198,972	-	198,972
Derivative financial instrument liabilities	-	1,158,898	1,158,898

Total liabilities	6,412,162	943,027	7,355,189

Stockholders' equity/(deficit):
Common stock	895,373	-	895,373
Additional paid-in capital	18,243,742	(634,288)	17,609,454
Accumulated deficit	(18,423,697)	(308,739)	(18,732,436)

Total stockholders' equity/(deficit)	715,418	(943,027)	(227,609)

Total liabilities and stockholders’ equity/(deficit)	$7,127,580	$-	$7,127,580

F30

FAMILY ROOM ENTERTAINMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Restatement, continued

	As Previously
Statement of Operations	Reported	Adjustment	As Restated

Film revenue	$2,330,534	-	$2,330,534

Loss from operations	(711,015)	-	(711,015)

Other income and (expense):
Interest income	5,764	-	5,764
Interest expense	(323,427)	(191,443)	(514,870)
Change in value of derivative financial instruments	-	(117,296)	(117,296)

Other income and expense, net	(317,663)	(308,739)	(626,402)

Net loss	$(1,028,678)	$(308,739)	$(1,337,417)

Net loss per common share:
Basic and diluted	$ (0.01)		$(0.02)

Following is the impact of the restatement on the quarterly financial statements previously filed by the Company:

As Originally Filed	September 30, 2004	December 31, 2004	March 31, 2005

Total assets	$1,306,834	$3,902,986	$4,839,343

Total liabilities	292,308	2,523,491	3,904,902

Stockholders’ equity	1,014,526	1,379,495	934,441

Film revenue	975,557	295,000	111,965
Income/(loss) from operations	49,726	(241,344)	(427,200)
Other income and (expenses), net	(5,007)	(57,975)	(107,854)
Net income/(loss)	44,719	(299,319)	(535,054)

Basic and diluted earnings/(loss) per share	0.00	(0.00)	(0.01)

As Restated

Total assets	$1,306,834	$3,902,986	$4,839,343

Total liabilities	292,308	3,220,836	4,990,908

Stockholders’ equity	1,014,526	682,150	(151,565)

Film revenue	975,557	295,000	111,965
Income/(loss) from operations	49,726	(241,344)	(427,200)
Other income and (expenses), net	(5,007)	(121,032)	(433,291)
Net income/(loss)	44,719	(362,376)	(860,491)

Basic and diluted earnings/(loss) per share	0.00	(0.00)	(0.01)